UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 25, 2018 (October 19, 2018)
Date of Report (Date of earliest event reported)

ENERGY TRANSFER LP
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600
Dallas, TX 75225
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2018, the compensation committee of the Board of Directors of Energy Transfer LP (the “Partnership” or “ET”) approved a special one-time bonus award (the “Special Award”) to Thomas E. Long, the Partnership’s Chief Financial Officer, in recognition of Mr. Long’s contributions to several key strategic initiatives, including the successful merger of Energy Transfer Partners, L.P. with a wholly-owned subsidiary of the Partnership. The Special Award is composed of $1,000,000 cash and 115,200 restricted common units representing limited partner interests in ET (“ET Restricted Units”) pursuant to the Partnership’s Second Amended and Restated 2008 Long-Term Incentive Plan. The ET Restricted Units carry tandem distribution equivalent rights and are subject to vesting as follows: 60% of the aggregate number of ET Restricted Units on December 5, 2021; and the remaining 40% on December 5, 2023, based on continued employment with the Partnership on each such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer LP
By: LE GP, LLC, its general partner

Date: October 25, 2018	/s/ Thomas P. Mason Thomas P. Mason Executive Vice President & General Counsel